UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2016, Horizon Pharma USA, Inc., an indirect wholly-owned subsidiary of Horizon Pharma plc (“Horizon Pharma”) entered into a settlement agreement and mutual release with Express Scripts, Inc. to settle litigation pending in the Delaware Superior Court, Newcastle County.

In November 2015, Express Scripts sued Horizon Pharma for breach of contract seeking payment of $166.2 million in rebates relating to Horizon Pharma medicines DUEXIS®, RAYOS® and VIMOVO®. Horizon Pharma counterclaimed against Express Scripts, contesting the amount owed and contending Express Scripts had breached the rebate agreement. Under the terms of the settlement, each party will be released from any and all claims relating to the litigation without admitting any fault or wrongdoing. In the settlement, Horizon Pharma will pay Express Scripts $65 million.

The settlement amount will be paid to Express Scripts in installments, with 50 percent of the installment paid in the fourth quarter of 2016, 25 percent in the first quarter of 2017 and 25 percent in the second quarter of 2017.

In accordance with U.S. GAAP, Horizon Pharma expects that the settlement payment will be recorded as a reduction in GAAP net sales in the third quarter of fiscal 2016. Due to its non-recurring and unusual nature, Horizon Pharma expects to exclude the litigation settlement from non-GAAP net sales, adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share as a non-GAAP adjustment.

Item 7.01	Regulation FD Disclosure.

In addition, today Horizon Pharma announced it has entered into a rebate agreement with Prime Therapeutics, which secures formulary status for its primary care medicines. The rebate agreement begins on October 1, 2016.

Horizon Pharma’s discussions with Express Scripts regarding DUEXIS® and VIMOVO® on its formulary exclusion list are ongoing. In addition, the company continues its discussions and negotiations with other pharmacy benefit managers and payers with the goal of further increasing patient access to its clinically relevant primary care medicines.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to expected timing and amounts of settlement payments, the impact of any settlement payments on Horizon Pharma’s financial results, the potential impact of Horizon Pharma’s rebate agreement with Prime Therapeutics, and the goals and potential outcomes of Horizon Pharma’s continuing discussions with Express Scripts and other pharmacy benefit managers. These forward-looking statements are based on information currently available to Horizon Pharma and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the possibility that Horizon Pharma or its independent auditors will determine that the settlement payments should be accounted for differently than currently expected; risks that the Prime rebate agreement could be terminated earlier than Horizon Pharma expects; whether healthcare plans contracting with Prime Therapeutics implement formulary restrictions that limit access to Horizon Pharma’s primary care medicines; whether any further discussions with pharmacy benefit managers will result in any Horizon Pharma medicines being removed from exclusion lists or otherwise receiving more favorable reimbursement coverage; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the U.S. Securities and Exchange Commission. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer